Exhibit 99.1

CERTIFICATION OF PERIODIC REPORT I, Gary Cella, President and Chief Executive Officer of New England Acquisitions, Inc. a Florida corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C.
Section 1350, that: (1) the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 25, 2003

 /s/ Gary Cella
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     Gary Cella
     Principal Executive Officer and
     Principal Financial Officer of the Registrant